Exhibit 99.1

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC

    RECEIVES CARB EXEMPTION FOR ITS ENVIRO-CAT(TM) GASOLINE CATALYST PRODUCTS

TELFORD, P.A.--(BUSINESS WIRE) - August 24th, 2004 Environmental Solutions Worldwide, Inc. (ESW) (OTCBB: ESWW) is pleased to announce the receipt of the first California Air Resources Board (CARB) Exemption Order for it's proprietary gasoline catalyst Enviro-Cat(TM) Series 8500. This Exemption covers over the road vehicle applications with engine sizes up to 4.0 liters and a gross vehicle weight of 3,750lbs (except for installation on OBD II equipped vehicles).

The catalyst durability and catalyst efficiency testing programs to achieve this Exemption Order were both performed by independent third party pre-approved testing laboratories. These included a recognized CARB emissions testing laboratory in California, as well as Delphi Automotive Systems, Catalyst Aging laboratory in Flint, Michigan. The Enviro-Cat(TM) Series 8500 catalytic converter exceeded well above the performance levels required by the regulations in order to receive this Exemption.

MINIMUM CONVERSION EFFICIENCIES REQUIREMENTS FOR NEW AFTERMARKET CATALYTIC CONVERTERS AND ESW'S ENVIRO-CAT(TM) SERIES 8500 TEST RESULTS:

POLLUTION COMPONENT                 TWC (% EFFICIENCY)
-------------------                 -------------------
HC: Min. Requirement                    70
        ESW`S SERIES 8500               84.2
CO: Min. Requirement                    70
        ESW`S SERIES 8500               89.0
NOx: Min. Requirement                   60
        ESW`S SERIES 8500               83.4

With the success of obtaining this CARB Exemption, ESW becomes the first catalytic substrate manufacturer and catalyst coating company in North America to verify a metallic wire mesh substrate based catalytic converter system as a gasoline retrofit replacement device. Prior to this Exemption, only two other substrate technologies were available for retrofit gasoline catalytic converters, ceramic honeycomb or metallic foil based units. Both of these technologies utilize conventional laminar flow characteristics whereas the proprietary Enviro-Cat(TM) Series 8500 utilizes a torturous path gas flow. The ESW substrate creates a high catalytic surface contact area which in turn provides significant reductions in Carbon Monoxide (CO), Hydrocarbons (HC) and Nitrogen Oxides (NOx). The Enviro-Cat(TM) substrate also has greater design and packaging flexibility with the ability to be produced into a multitude of shapes and sizes.

The receipt of this Exemption opens the door for potential sales into the replacement catalytic converter and retrofit market in California. In addition, CARB Exemption is a benchmark of validation recognized word-wide and has the potential to open the overseas gasoline catalyst market. According to a recent
(i)MECA commissioned report, the current worldwide sales for the gasoline catalytic converter market are estimated to be in excess of $35 billion US on an annual basis.


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David J. Johnson, ESW's interim President and CEO remarked, "I am very excited to report to the shareholders the achievement of this important Company milestone. The receipt of this first CARB Exemption Order culminates over five years of hard work and determination by ESW's management team, catalyst engineers and emissions lab technicians. The positive final test results derived from this verification program further validate the fundamental core technology of ESW's proprietary torturous path metallic wire mesh substrate and catalyst."

Mr. Johnson further commented, "With the issuance of the Exemption Order from CARB, this will enable ESW to submit the Company's Enviro-Cat(TM) Series 8500 information to the U.S. EPA according to the EPA guidelines for the sale and use of Aftermarket Catalytic Converters. The acceptance of this submittal by EPA will permit ESW to market throughout the demographic of all 50 States."





(I) MECA MANUFACTURERS OF EMISSIONS CONTROLS ASSOCIATION WWW.MECA.ORG

ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.
With headquarters in Telford, Pennsylvania Environmental Solutions Worldwide is a publicly traded company engaged through its subsidiaries in the design, development, manufacture and sale of environmental technologies currently focused on the international automotive and transportation industries. ESW manufactures and markets a line of catalytic emission control products and catalytic conversion technologies for a multitude of applications.
For updated information, please visit the Company's Web site at: www.cleanerfuture.com
---------------------

SAFE HARBOR
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

                          FOR MORE INFORMATION CONTACT:
                      Investor Relations at 1-905-850-9970
                      investor-relations@cleanerfuture.com




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